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                                Exhibit 23 (h)(1)

                            Administration Agreement

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                            ADMINISTRATION AGREEMENT
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     THIS AGREEMENT is made as of the 27th day of December,  1990 by and between
CALIFORNIA INVESTMENT TRUST, a Massachusetts business trust (the Trust"), and CCM PARTNERS, a California limited partnership (the "Administrator"), with respect to the CALIFORNIA TAX-FREE MONEY FUND (the "Fund").

                                   WITNESSETH

     WHEREAS, the Trust is registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust wishes to retain the Administrator to provide administrative services and pay for all normal operating expenses of the Fund, except for fees and expenses associated with investment advisory services, if any, and any extraordinary expenses, including but not limited to expenses associated with litigation, and the Administrator is willing to furnish such services and pay such expenses:

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agrees between the parties hereto as follows:

     1. APPOINTMENT. The Trust hereby appoints the Administrator to provide certain administrative services to the Fund, and to pay for all normal operating expense of the Fund except for fees and expenses associated with investment advisory services, if any, and any extraordinary expenses, for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to furnish such services and pay such expenses in return for compensation as provided in Paragraph 7 of this Agreement. The Administrator agrees to comply with all relevant provisions of the 1940 Act and applicable rules and regulations thereunder.

     2.  Services on a Continuing Basis.
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     The  Administrator  will  provide or pay for the  following  services  on a regular basis which shall be daily, weekly or as otherwise appropriate, unless otherwise specified by the Trust:

     (a) providing for all aspects of the Fund's normal operations (except fees and expenses associated with investment advisor services and extraordinary expenses), including all matters relating to the functions of the custodian, transfer agent,

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          accountants,  attorneys  and  other  parties  performing  services  or operational functions for the Fund;

     (b) providing the Fund with office space, facilities and the services of persons competent to perform such administrative functions as are necessary in order to provide effective administration of the Fund;

     (c) preparing and coordinating reports and other materials with respect to the fund to be supplied to the Board of Trustees of the Trust;

     (d) preparing of any or all tax returns, securities filings, periodic financial reports, prospectuses, statements of additional information, marketing materials, shareholder reports and other regulatory reports that are required of the Fund;

     (e) issuing correspondence to shareholders (including, upon request, copies, but not originals, of regular correspondence as such as confirmations or regular statements of account);

     (f) mailing shareholder reports and prospectuses pursuant to request of shareholders; and

     (g) providing assistance and personnel necessary to maintain the Fund's qualification and/or registration to sell shares in each State where the Administrator has determined such qualification and/or registration to be advisable.

     3. RESPONSIBILITY OF ADMINISTRATOR. The Administrator shall be under no duty to take any action on behalf of the Trust except as specifically set forth herein or as may be specifically agreed to by the Administrator in writing. In the performance of its duties hereunder, the Administrator shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts. Without limiting the generality of the foregoing or of any other provision of this Agreement, and Administrator shall not be liable for delays or errors or loss of data occurring by reason of circumstances beyond the Administrator's control.

     4. RELIANCE UPON INSTRUCTIONS. The Trust agrees that the Administrator shall be entitled to rely upon any instructions, oral or written, actually received by the Administrator and shall incur no liability to the Trust in acting upon such oral or written instructions, provided such instructions reasonably appear to have been received from an officer of the Trust or any other person duly authorized by the Board of Trustees of the Trust to give oral or written instructions on behalf of the Fund.

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     5.  CONFIDENTIALITY.  The Administrator  agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Fund and the Trust, and all prior, present or potential shareholders of the Fund, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld, and may not be withheld where the Administrator may be exposed to civil or criminal contempt proceedings for
failure  to  comply,   when  requested  to  divulge  such  information  by  duly
constituted authorities, or when so requested by the Trust.

     6. EQUIPMENT FAILURES. In the event of equipment failures or the occurrence of events beyond the Administrator's control which render the performance of the Administrator's functions under this Agreement impossible, the Administrator shall take reasonable steps to minimize service interruptions and is authorized to engage the services of third parties.

     7. COMPENSATION. As compensation for the services rendered and the expenses paid by the Administrator during the term of this Agreement, the Trust will pay a fee to the Administrator on a monthly basis at an annual rate equal to 0.15% of the Fund's average daily net assets, subject to quarterly review of such amount by the Board of Trustees of the Trust to determine whether such payments are fair and reasonable.

     8. INDEMNIFICATION. The Trust agrees to indemnity and hold harmless the Administrator from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Act of 1933, the Securities Exchange Act of 1934, the 1940 Act, and any state and foreign securities laws, all as amended from time to time) and expenses, including (without limitation) attorneys fees and disbursements, arising directly or indirectly from any action or thing which the Administrator takes or does or omits to take or do (i) at the request or on the direction of or in reliance on the advice of the Trust or (ii) upon oral or written instructions from an officer of the Trust, provided, that that Administrator shall not be indemnified against any liability to the Trust or to shareholders (or any expenses incident to such liability) arising out of the Administrator's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement. The Administrator agrees to indemnify and hold harmless the Trust and its officers and Trustees from all claims and liabilities (including, without limitation, liabilities arising under the Securities Act of 1933, the Securities Exchange Act of 1934, the 1940 Act, and any state and foreign securities laws, all amended from time to time) and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action or thing which the Administrator takes or does or omits to take or do which is in violation of this Agreement or not in accordance with instructions properly given by an officer of the Trust or arising out of the Administrator's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.

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     9.  DURATION  AND   TERMINATION.   This  Agreement   shall  continue  until
termination by the Trust or the Administrator on 60 days' written notice to the other. All notices and other communications hereunder shall be in writing.

     10. AMENDMENTS. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement or such charge or waiver is sought.

     11.  MISCELLANEOUS.
          (a) This Agreement embodies the entire agreement and understanding between the parties thereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be deemed to be a contract made in California and governed by California law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.

                                   CALIFORNIA INVESTMENT TRUST, on
                                   Behalf of the California Tax-Free Money Fund

                                   By:    _______________________________
                                   Title: _______________________________

                                   CCM PARTNERS

                                   By:    _______________________________
                                   Title: _______________________________